Exhibit 10.3

EARTHLINK, INC.

DEFERRED COMPENSATION PLAN FOR DIRECTORS

AND CERTAIN KEY EMPLOYEES

Effective October 23, 2003 and Amended and Restated February 17, 2006 to be Effective as of January 1, 2005

TABLE OF CONTENTS

Page

ARTICLE I PURPOSE AND EFFECTIVE DATE 1

ARTICLE II DEFINTIONS 1

2.01. Administrative Committee 1

2.02. Affiliate 1

2.03. Award 1

2.04. Beneficiary 1

2.05. Board 2

2.06. Bonus 2

2.07. Change in Control 2

2.08. Code 3

2.09. Common Stock 3

2.10. Company 3

2.11. Deferral Account 3

2.12. Deferral Election 3

2.13. Deferral Period 3

2.14. Deferral Subaccount 3

2.15. Deferred Amount 3

2.16. Delayed Deferral 3

2.17. Deferred Stock Benefit 3

2.18. Director 3

2.19. Director Equity Plan 3

2.20. Director Fees 4

2.21. Eligible Employee 4

2.22. Employee 4

2.23. ERISA 4

2.24. Exchange Act 4

2.25. Fair Market Value 4

2.26. Initial Payment Date 4

2.27. Non-Employee Director 4

2.28. Participant 5

2.29. Participation Agreement 5

2.30. Performance Bonus 5

2.31. Performance Stock Award 5

2.32. Person 6

2.33. Phantom Share Unit 6

2.34. Plan 6

2.35. Plan Year 6

2.36. Separation from Service 6

2.37. Specified Employee 7

2.38. Stock Award 7

2.39. Stock Incentive Plan 8

2.40. 2006 Equity and Cash Incentive Plan 8

2.41. Subsequent Deferral Election 8

2.42. Subsequent Payment Date 8

2.43. Unforeseeable Emergency 8

2.44. Valuation Date 8

ARTICLE III ADMINISTRATION 8

3.01. Administrative Committee; Duties. 8

3.02. Claims Procedure. 9

ARTICLE IV PARTICIPATION 11

4.01. Eligibility. 11

4.02. Deferral Election. 12

4.03. Delayed Deferral. 13

4.04. Contents of Participation Agreement. 13

4.05. Modification or Revocation of Deferral Election. 14

ARTICLE V DEFERRED AMOUNTS 14

5.01. Crediting of Deferred Amounts. 14

5.02. Vesting of Deferral Account. 14

ARTICLE VI MAINTENANCE AND INVESTMENT OF DEFERRAL ACCOUNTS 15

6.01. Maintenance of Deferral Accounts. 15

6.02. Investment Benchmarks. 15

6.03. Valuation of Deferral Accounts. 16

6.04. Statement of Account. 16

ARTICLE VII BENEFITS 16

7.01. Time of Payment of Account. 16

7.02. Subsequent Deferral Elections. 17

7.03. Unforeseeable Emergency. 17

7.04. Specified Employee. 18

7.05. Manner of Payment. 18

7.06. Form of Payment. 18

7.07. Securities Laws. 19

7.08. Withholding of Taxes. 19

ARTICLE VIII BENEFICIARY DESIGNATION 19

8.01. Beneficiary Designation. 19

8.02. No Beneficiary Designation. 20

ARTICLE IX AMENDMENT AND TERMINATION OF PLAN 20

9.01. Amendment. 20

9.02. Company's Right to Terminate. 20

ARTICLE X MISCELLANEOUS 21

10.01. Unfunded Plan. 21

10.02. Nonassignability. 21

10.03. Compliance with Code Section 409A. 21

10.04. Validity and Severability. 21

10.05. Governing Law. 21

10.06. Continued Service. 21

10.07. Underlying Incentive Plans and Programs. 22

10.08. Notices. 22

10.09. Waiver. 22

10.10. Binding Nature. 22

APPENDIX A 24

EARTHLINK, INC.

DEFERRED COMPENSATION PLAN FOR DIRECTORS

AND CERTAIN KEY EMPLOYEES

  PURPOSE AND EFFECTIVE DATE

  The purpose of this EarthLink, Inc. Deferred Compensation Plan for Directors and Certain Key Employees is to help the Company and its Affiliates attract and retain experienced and qualified directors and key employees by providing them with tax-deferred savings opportunities. Directors and certain key employees will have the opportunity to elect to defer the receipt of certain cash and stock compensation and to have these Deferred Amounts generally treated as if they were invested in Common Stock. The Plan was effective October 23, 2003 and has been amended and restated effective as of January 1, 2005 to bring the Plan into compliance with Section 409A of the Code. All amounts deferred under the Plan are subject to the provisions of the Plan as amended, including amounts which were deferred prior to the January 1, 2005 effective date of Section 409A of the Code. The Plan is unfunded and intended to be a "top-hat" plan within the meaning of Department of Labor Regulation Section 2520.104-23. The Company maintains the Plan primarily for the purpose of providing deferred compensation for directors and a select group of management or highly-compensated employees.

  DEFINITIONS

  For purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

    Administrative Committee

    means the Administrative Committee of the Board, if the Board appoints one and assigns it the responsibility to administer the Plan, or the Board itself if no such Administrative Committee is appointed to administer the Plan. If the Board appoints an Administrative Committee to administer the Plan, such Administrative Committee shall consist of three or more "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act.

    Affiliate

    means any entity with whom the Company would be considered a single employer under Sections 414(b) or 414(c) of the Code.

    Award

    means, with respect to a Director, Director Fees, Stock Awards and Performance Stock Awards to the extent eligible for deferral under the Plan and, with respect to an Eligible Employee, Bonuses, Performance Bonuses, Stock Awards and Performance Stock Awards to the extent eligible for deferral under the Plan.

    Beneficiary

    means the person, persons or entity the Participant designates pursuant to Article VIII to receive any benefits payable under the Plan after the Participant's death.

    Board

    means the Board of Directors of the Company.

    Bonus

    means any cash award, bonus or other incentive payment, other than salary, awarded to an Eligible Employee pursuant to an employment agreement or any incentive compensation plan, policy or program of the Company or an Affiliate that may be offered from time to time, and which has been designated by the Administrative Committee as eligible for deferral under the Plan. Notwithstanding the foregoing, Bonus shall not mean any Performance Bonus.

    Change in Control

    of the Company means the occurrence of any of the following: (i) any one Person, or more than one Person acting as a group, acquires ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company, provided, that if any one person or more than one person acting as a group is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control, (ii) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election or (iii) any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than substantially all of the total gross fair market value of all of the assets of the Company (determined without regard to any liabilities associated with such assets) immediately prior to such acquisition or acquisitions, without regard to assets transferred to: (a) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock, (b) an entity, 50 percent or more of the total value or voting power of which is owned directly or indirectly, by the Company immediately after the transfer, (c) a Person, or more than one Person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company immediately after the transfer or (d) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a Person, or more than one Person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company immediately after the transfer. For purposes of this Section, Persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time or as a result of the same public offering. However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a Change in Control occurs on account of a series of transactions, the Change in Control is considered to occur on the date of the last of such transactions. A Change in Control will not be deemed to have occurred if accumulation of more than 50 percent of the voting power of the Company results from any acquisition of Common Stock by the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate.

    Code

    means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

    Common Stock

    means the voting common stock, $.01 par value per share, of the Company.

    Company

    means EarthLink, Inc., a Delaware corporation, and any successor thereto.

    Deferral Account

    means the bookkeeping account maintained on the books of the Company for each Participant pursuant to Article VI to record the Participant's Deferred Amounts. A Deferral Account may consist of two or more Deferral Subaccounts.

    Deferral Election

    means, with respect to a Director, an election to defer the receipt of Director Fees, Stock Awards, or Performance Stock Awards and, with respect to an Eligible Employee, an election to defer the receipt of Bonuses, Performance Bonuses, Stock Awards or Performance Stock Awards. A Deferral Election is made by filing a Participation Agreement with the Administrative Committee on or before the times specified in the Plan.

    Deferral Period

    means the period after which payment of a Participant's Deferral Account or Deferral Subaccount, as applicable, is to be made or commence.

    Deferral Subaccount

    means a separate subaccount within a Participant's Deferral Account maintained on the books of the Company pursuant to Article VI.

    Deferred Amount

    means, with respect to a Director, the amount of the Participant's Director Fees, Stock Awards, or Performance Stock Awards that are deferred under Article IV and credited to the Director's Deferral Account pursuant to Article V and, with respect to an Eligible Employee, the amount of the Participant's Bonuses, Performance Bonuses, Stock Awards or Performance Stock Awards that are deferred under Article IV and credited to the Eligible Employee's Deferral Account pursuant to Article V.

    Delayed Deferral

    has the meaning given in Section 4.03.

    Deferred Stock Benefit

    means the Stock Award or Performance Stock Award that the Participant elects to defer under the Plan that must be distributed or paid in shares of Common Stock. A Deferred Stock Benefit will be paid pursuant to the terms of this Plan and at such time or times as are set forth herein notwithstanding the terms of any Stock Award or Performance Stock Award with respect to which the receipt of Common Stock was deferred.

    Director

    means a member of the Board.

    Director Equity Plan

    means the EarthLink, Inc. Equity Plan for Non-Employee Directors.

    Director Fees

    means the cash fees, including but not limited to any retainer fees, meeting fees and chairman fees, the Company pays to or for the benefit of a Participant for services rendered as a member of the Board.

    Eligible Employee

    means any key Employee of the Company or any Affiliate whom the Administrative Committee (i) determines to be in a select group of management or highly compensated employees of the Company and its Affiliates within the meaning of Section 401(a)(1) of ERISA and (ii) designates as eligible to participate in this Plan.

    Employee

    means any person whom the Company or any Affiliate employs under the rules of Section 3401(c) of the Code.

    ERISA

    means the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder.

    Exchange Act

    means the Securities Exchange Act of 1934, including amendments thereto, or successor statutes of similar intent.

    Fair Market Value

    means, on any given date, the fair market value as the Administrative Committee, in its discretion, shall determine. The Fair Market Value with respect to shares of Common Stock generally will mean the Fair Market Value of a share of Common Stock as reported as the closing price of a share of Common Stock on the stock exchange on which it is traded on such date, or if the shares of Common Stock are not traded on such stock exchange on such date, then on the next preceding date that the shares of Common Stock were traded on such stock exchange, as reported by such source as the Administrative Committee shall select. The Fair Market Value that the Administrative Committee determines shall be final, binding and conclusive on the Company, Participants and Beneficiaries.

    Initial Payment Date

    means, with respect to a Director, the date the Director attains the age the Director specifies in the applicable Participation Agreement as the initial date for payment of the Director's Deferral Account and, in the case of a Director or an Eligible Employee, Initial Payment Date shall have the meaning specified in Section 4.03 in reference to Delayed Deferrals.

    Non-Employee Director

    means a Director of the Company who is not an officer or employee of the Company or any of its Affiliates and who was not elected or appointed to the Board pursuant to voting rights or other similar authority granted to the holders of any preferred stock or similar equity securities of the Company, which voting rights or similar authority are exclusive or any voting rights or other similar authority granted to any class or classes of any common stock of the Company that generally has the voting power under ordinary circumstances to elect at least a majority of the Board. A "Non-Employee Director" may include a Director of the Company who serves as a consultant to the Company and who otherwise meets the foregoing requirements.

    Participant

    means any Director or Eligible Employee who is eligible to participate in the Plan and elects to participate by filing a Participation Agreement as provided in Article IV.

    Participation Agreement

    means a written agreement filed in accordance with Article IV pursuant to which a Director elects to defer Director Fees, Stock Awards, or Performance Stock Awards or an Eligible Employee elects to defer Bonuses, Performance Bonuses, Stock Awards or Performance Stock Awards. The Participation Agreement shall be on a form prescribed by the Administrative Committee and shall include any amendments, attachments or appendices as the Administrative Committee may designate.

    Performance Bonus

    means compensation that otherwise satisfies the definition of a Bonus and (i) the payment of which is provided for services performed continuously over a period of at least 12 consecutive months, (ii) the payment of which or the amount of which is contingent on the satisfaction of subjective performance goals based on individual, Company, Affiliate or business unit performance, provided that the Participant performs services for the applicable Company, Affiliate or business unit, (iii) where the determination of whether the performance goals have been satisfied is not made by the Participant or a family member of such Participant (as defined in Code Section 267(c)(4) applied as if the family of an individual includes the spouse of any member of the family), or by a person under the supervision of the Participant or such a family member or by a person whose compensation is controlled in whole or in part by the Participant or such a family member, (iv) where both at the time of the establishment of the performance goals and at the time of any election to defer payment of the compensation, the performance goals are not substantially certain to be met, (v) where the performance goals are established in writing by not later than 90 days after the commencement of the period of service to which the criteria relates, (vi) does not include the portion of any amount that would be paid regardless of performance and (vii) where the payment has been designated by the Administrative Committee as eligible for deferral under the Plan. This definition is intended to comply with the performance-based compensation rules of Section 409A(a)(4)(B)(iii) of the Code and shall be interpreted accordingly.

    Performance Stock Award

    means compensation that otherwise satisfies the definition of Stock Award and (i) the payment of which is provided for services performed continuously over a period of at least 12 consecutive months, (ii) the payment of which or the amount of which is contingent on the satisfaction of subjective performance goals based on individual, Company, Affiliate or business unit performance, provided that the Participant performs services for the applicable Company, Affiliate or business unit, (iii) where the determination of whether the performance goals have been satisfied is not made by the Participant or a family member of such Participant (as defined in Code Section 267(c)(4) applied as if the family of an individual includes the spouse of any member of the family), or by a person under the supervision of the Participant or such a family member or by a person whose compensation is controlled in whole or in part by the Participant or such a family member, (iv) where both at the time of the establishment of the performance goals and at the time of any election to defer payment of the compensation, the performance goals are not substantially certain to be met, (v) where the performance goals are established in writing by not later than 90 days after the commencement of the period of service to which the criteria relates, (vi) does not include the portion of any amount that would be paid regardless of performance and (vii) where the payment has been designated by the Administrative Committee as eligible for deferral under the Plan. This definition is intended to comply with the performance-based compensation rules of Section 409A(a)(4)(B)(iii) of the Code and shall be interpreted accordingly.

    Person

    means any corporation, individual, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind. Person does not include the Company or any Affiliate.

    Phantom Share Unit

    means a unit of deemed investment in a share of Common Stock as provided in Article VI.

    Plan

    means this EarthLink, Inc. Deferred Compensation Plan for Directors and Certain Key Employees in its present form and as amended hereafter.

    Plan Year

    means initially from October 23, 2003 through December 31, 2003 and, thereafter, Plan Year means each twelve-month period beginning January 1 and ending the following December 31.

    Separation from Service

    means the termination of the Participant's employment and service with the Company and all Affiliates. An Eligible Employee will not be considered as having had a Separation from Service if (i) the Eligible Employee continues to provide services to the Company or any Affiliate as an employee at an annual rate that is at least equal to 20 percent of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is at least equal to 20 percent of the average annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period), (ii) the Eligible Employee continues to provide services to the Company or any Affiliate in a capacity other than as an employee and such services are provided at an annual rate that is 50 percent or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is 50 percent or more of the annual remuneration earned during the final three full calendar years of employment (or, if less, such lesser period) or (iii) the Eligible Employee is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government) so long as the period of such leave does not exceed six months, or if longer, so long as the individual's right to reemployment with the Company or any Affiliate is provided either by statute or by contract. If the period of leave (i) ends or (ii) exceeds six months and the Eligible Employee's right to reemployment is not provided either by statute or by contract, the Separation from Service will be deemed to occur on the first date immediately following such six-month period if not reemployed by the Company or any Affiliate before such time and eligibility for payments and benefits hereunder will be determined as of that time. For purposes of this Section, annual rate of providing services shall be determined based upon the measurement used to determine the Eligible Employee's base compensation. A Director will not be considered to have had a Separation from Service if (i) the Director does not have a complete termination of service and employment with the Company and its Affiliates or (ii) the Company or any Affiliate anticipates a renewal of the Director's membership on the Board or the relationship of the Director becoming an employee or other independent contractor.

    Specified Employee

    means an Eligible Employee or Director who is (i) an officer of the Company or an Affiliate having annual compensation greater than $135,000 (with certain adjustments for inflation after 2005), (ii) a five-percent owner of the Company or (iii) a one-percent owner of the Company having annual compensation greater than $150,000. For purposes of this Section, no more than 50 employees (or, if lesser, the greater of three or 10 percent of the employees) shall be treated as officers. Eligible Employees and Directors who (i) normally work less than 17 1/2 hours per week, (ii) normally work not more than 6 months during any year, (iii) have not attained age 21 or (iv) are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Company or an Affiliate (except as otherwise provided in the Code) shall be excluded for purposes of determining the number of officers. For purposes of this Section, the term "five-percent owner" ("one-percent owner") means any person who owns more than five percent (one percent) of the outstanding stock of the Company or stock possessing more than five percent (one percent) of the total combined voting power of all stock of the Company. For purposes of determining ownership, the attribution rules of Section 318 of the Code shall be applied by substituting "five percent" for "50 percent" in Section 318(a)(2) and the rules of Sections 414(b), 414(c) and 414(m) of the Code shall not apply. For purposes of this Section, the term "compensation" has the meaning given such term by Section 414(q)(4) of the Code. The determination of whether an Eligible Employee or Director is a Specified Employee will be based on a December 31 identification date such that if the Eligible Employee or Director satisfies the above definition of Specified Employee at any time during the 12-month period ending on December 31, he or she will be treated as a Specified Employee if he or she has a Separation from Service during the 12-month period beginning on the first day of the fourth month following the identification date. This definition is intended to comply with the "specified employee" rules of Section 409A(a)(2)(B)(i) of the Code and shall be interpreted accordingly.

    Stock Award

    means an Award (as defined in the applicable plan pursuant to which it was granted) that is or will become payable in Common Stock issued pursuant to the Director Equity Plan, Stock Incentive Plan, the 2006 Equity and Cash Incentive Plan or another of the Company's stock or equity incentive plans, including but not limited to nonqualified stock options, incentive stock options, restricted stock, stock appreciation rights, restricted stock units, performance shares or other types of awards, provided the terms of such Award permit its deferral; provided, further, that Stock Awards do not include any equity-based compensation whose exemption from Section 409A of the Code is designed to be contingent upon the compensation not having any feature for deferral. Notwithstanding the foregoing, Stock Award shall not mean a Performance Stock Award. Whenever the term "Stock Award" is used in this Plan, it shall refer to any Stock Award of a Participant that the Participant received with respect to the Participant's particular status, whether as a Director or an Eligible Employee.

    Stock Incentive Plan

    means the EarthLink, Inc. Stock Incentive Plan.

    2006 Equity and Cash Incentive Plan

    means the EarthLink, Inc. 2006 Equity and Cash Incentive Plan.

    Subsequent Deferral Election

    has the meaning given in Section 7.02.

    Subsequent Payment Date

    has the meaning given in Section 7.02.

    Unforeseeable Emergency

    means severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

    Valuation Date

  means the last business day of each calendar month and such other dates as the Administrative Committee in its sole discretion may determine.

  ADMINISTRATION

    Administrative Committee; Duties.

    The Administrative Committee shall administer the Plan. A majority of the Members of the Administrative Committee shall constitute a quorum for the transaction of business. All resolutions or other actions of the Administrative Committee shall be by a vote of a majority of its Members present at any meeting or without a meeting by an instrument in writing that a majority of its Members sign. Members of the Administrative Committee may participate in a meeting by means of a telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting for purposes of this Plan. The Administrative Committee may designate one of its Members as a chairperson and may retain and supervise providers and professionals to perform any or all of the duties delegated to it hereunder.

    The Administrative Committee shall have all powers necessary to administer this Plan (not inconsistent with the terms of the Plan), including discretionary authority to determine eligibility for benefits, to decide claims under the terms of this Plan and to interpret the Plan. In particular, the Administrative Committee shall be responsible for determining issues relating to eligibility, investment benchmarks, if more than one, Deferral Account balances, crediting of Deferred Amounts and hypothetical earnings and debiting of hypothetical losses, administration and oversight of distributions, deferral elections and any other duties concerning the day-to-day operation of this Plan. The Administrative Committee from time to time may establish or amend rules for the administration of this Plan. All rules, interpretations and decisions of the Administrative Committee shall be conclusive and binding on the Company, Participants and Beneficiaries.

    Neither the Administrative Committee nor any Member of the Administrative Committee shall be liable for any act taken or not taken hereunder or for any act taken or not taken by any other Member or by any agent to whom duties in connection with the administration of this Plan have been delegated or for anything done or omitted to be done in connection with this Plan. The Administrative Committee shall keep records of all of its respective proceedings and the Administrative Committee shall keep records of all payments made to Participants or Beneficiaries and for expenses or otherwise.

    Each person who is or shall have been a Member of the Administrative Committee or any delegate of the Administrative Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or not taken under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Company may have to indemnify such person or hold him harmless.

    Notwithstanding any other provision of this Plan, to the extent the Administrative Committee is exercising its discretion in connection with the Plan, the Administrative Committee shall act without any individual member of the Administrative Committee to whom the specific action relates.

    The Company shall pay any expenses the Company or the Administrative Committee incurs in connection with administration of this Plan.

    Claims Procedure.

  Participants do not need to complete a claim for benefits to obtain benefits under the Plan. However, Participants who dispute the amount of, or their entitlement to, Plan benefits must file a claim with the Administrative Committee to obtain Plan benefits. Any claim by a Participant who disputes the amount of, or his or her entitlement to, Plan benefits must be filed in writing within ninety (90) days of the event that the Participant is asserting constitutes an entitlement to such Plan benefits. Failure by the Participant to submit such claim within the ninety (90)-day period shall bar the Participant from any claim for benefits under the Plan as a result of the occurrence of such event.

  Claims for benefits shall be filed in writing with the Administrative Committee. Written notice of the decision on such claim shall be furnished to the claimant within ninety (90) days of receipt of such claim unless special circumstances require an extension of time for processing the claim. If the Administrative Committee needs an extension of time to process a claim, written notice will be delivered to the claimant before the end of the initial ninety (90)-day period. The notice of extension will include a statement of the special circumstances requiring an extension of time and the date by which the Administrative Committee expects to render its final decision. However, that extension may not exceed ninety (90) days after the end of the initial period. If the Administrative Committee rejects a claim for failure to furnish necessary material or information, the written notice to the claimant will explain what more is needed and why, and will tell the claimant that the claimant may refile a proper claim.

  The Administrative Committee shall provide payment for the claim only if the Administrative Committee determines, in its sole discretion, that the claimant is entitled to the claimed benefit.

  If any part of a claim for benefits under this Plan is denied, the Administrative Committee will provide the claimant with a written notice stating (i) the specific reason or reasons for the denial; (ii) the specific reference to pertinent Plan provisions on which the denial was based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) appropriate information as to the steps to be taken if the claimant wishes to submit a claim for review, including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

  The full value of any payment made according to the Plan satisfies that much of the claim and all related claims under the Plan.

  If a claim is denied, the claimant may appeal the denial by delivering a written notice to the Administrative Committee specifying the reasons for the appeal. That notice must be delivered within sixty (60) days after receiving the notice of denial. The claimant may submit written comments, documents, records and other information relating to the claimant's claim for benefits. The claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits. The Administrative Committee's review will take into account all such written comments, documents, records and other information the claimant submits relating to the claim, without regard to whether such information was submitted or considered initially.

  The Administrative Committee will advise the claimant in writing of the final determination after review. The decision on review will be written in a manner calculated to be understood by the claimant, and it will include specific reasons for the decision and specific references to the pertinent provisions of the Plan or related documents on which the decision is based. Such written notification also will include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits, the claimant's right to obtain the information about such procedures and a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following a denial on review. The written decision will be rendered within sixty (60) days after the request for review is received, unless special circumstances require an extension of time for processing. If an extension is necessary the Administrative Committee will furnish written notice of the extension to the claimant before the end of the 60-day period and indicate the special circumstances requiring the extension of time. The extension notice will indicate the date by which the Administrative Committee expects to render a decision. The decision will then be rendered as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

  If the Administrative Committee holds regularly scheduled meetings at least quarterly, the time periods for rendering the written decision described in the preceding paragraph shall not apply and the Administrative Committee shall instead make a benefit determination no later than the date of the meeting of the Administrative Committee that immediately follows the Plan's receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting. In such case, a benefit determination may be made by no later than the date of the second meeting following the Plan's receipt of the request for review. If special circumstances require a further extension of time for processing, a benefit determination will be rendered no later than the third meeting of the Administrative Committee following the Plan's receipt of the request for review. If such an extension of time for review is required because of special circumstances, the Administrative Committee will provide the claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. The Administrative Committee will notify the claimant of the benefit determination as soon as possible, but not later than five days after the benefit determination is made.

  In no event shall a Participant or other claimant be entitled to challenge a decision of the Administrative Committee in court or in any other administrative proceeding unless and until these claim review and appeal procedures have been complied with and exhausted. The claimant shall have ninety (90) days from the date of receipt of the Administrative Committee's decision on review in which to file suit regarding a claim for benefits under the Plan. If suit is not filed within such 90-day period, it shall be forever barred. The decisions made hereunder shall be final and binding on Participants and any other party.

  PARTICIPATION

    Eligibility.

    Participation in the Plan is limited to Directors and Eligible Employees. Any such Director or Eligible Employee who files a Participation Agreement in accordance with Section 4.02 may participate in the Plan as set forth herein. In the event that a Director ceases to be a Director or an Eligible Employee ceases to be an Eligible Employee, his or her Deferral Elections with respect to the Participant's status for which the Separation from Service has occurred shall be suspended until such time as he or she shall be re-elected as a Director or re-employed as an Eligible Employee; provided, however, that any such Deferral Elections shall remain effective for any subject Awards with respect to which the Director or Eligible Employee has rendered any service. Upon any such re-election or re-employment, such Director or Eligible Employee may again participate in the Plan pursuant to the terms hereof, but any distributions still to be made under prior Participation Agreements shall continue pursuant to the terms of the Plan.

    Deferral Election.

    Except as otherwise provided in this Section 4.02 or Section 4.03, a Director or Eligible Employee who desires to participate in the Plan must file a Participation Agreement with the Administrative Committee on or before the times set forth herein. A Deferral Election with respect to retainer fees and meeting fees shall be effective for a Plan Year if the Director files a Participation Agreement with the Administrative Committee by December 1 of the Plan Year immediately preceding the Plan Year (a) for which the retainer fees are to be paid for retainer fees and (b) in which the meetings are to be held for meeting fees. A Deferral Election with respect to Bonuses shall be effective if the Eligible Employee files a Participation Agreement with the Administrative Committee by December 1 of the Plan Year immediately preceding the first Plan Year during which services are to be performed to earn the Bonus. Except as described below, a Deferral Election with respect to Stock Awards shall be effective for a Plan Year if the Director or Eligible Employee files a Participation Agreement with the Administrative Committee by December 1 of the Plan Year immediately preceding the Plan Year in which the Stock Award will be granted to the Director or Eligible Employee. A Participation Agreement shall remain in effect until the earlier of (a) the termination of the Plan; (b) the date of the Participant's Separation from Service; or (c) the date the Participation Agreement is modified or revoked in accordance with Section 4.05.

    Notwithstanding the foregoing, in the first year in which a Director or Eligible Employee becomes eligible to participate in the Plan, provided the Director or Eligible Employee has not previously become eligible to participate in any other plan or arrangement of the Company or any Affiliate that is treated as an account balance plan as defined in Treasury Regulation Section 31.3121(v)(2)-1(c)(1)(ii)(A) (other than certain separation pay arrangements), the Director or Eligible Employee shall be able to make a Deferral Election for Awards earned for services performed subsequent to the Deferral Election if he or she files a Participation Agreement with the Administrative Committee as described herein within 30 days of the date he or she becomes eligible to participate in the Plan and in no event later than five (5) days prior to the date he or she will begin participation in the Plan.

    Additionally, for certain mid-year Awards, if a Participant acquires a legally binding right to receive an Award that is subject to a substantial risk of forfeiture requiring the Participant's continued service for a period of at least 12 months from the date the Participant acquires the legally binding right, the Participant may make a Deferral Election for such Award on or before the 30th day after the Participant obtains the right to the Award, provided that the Deferral Election is made at least 12 months in advance of the earliest date at which the substantial risk of forfeiture could lapse. A Participation Agreement to defer such an Award shall only apply to the specified Award.

    Notwithstanding the foregoing, a Deferral Election with respect to a Performance Bonus or Performance Stock Award shall be effective if the Director or Eligible Employee files a Participation Agreement with the Administrative Committee more than six months in advance of the end of the service period on which such Performance Bonus or Performance Stock Award is based. A Participation Agreement to defer payment of a Performance Bonus or Performance Stock Award shall only apply to the specified Performance Bonus or Performance Stock Award.

    The Administrative Committee may reject any Participation Agreement and the Administrative Committee is not required to state a reason for any rejection, provided that the rejection is made prior to the date when such Participation Agreement would otherwise have been required to be filed pursuant to this Section 4.02. However, the Administrative Committee's rejections must be made on a uniform basis with respect to similarly-situated Participants. If the Administrative Committee rejects a Participation Agreement, the Participant must be paid the amounts he or she would have been entitled to receive and such payment must be paid to the Participant at the time he or she would have received the payment had no Participation Agreement been filed. The Administrative Committee may reject or modify any Participation Agreement and the form of any distribution thereunder at any time to the extent necessary to comply with this Plan, the federal or state securities laws or regulations or the provisions of Section 409A of the Code.

    The Administrative Committee in its sole discretion may establish the types of Awards that may be deferred and minimum and maximum limits on the amount of any Awards that may be deferred for a Plan Year.

    Delayed Deferral.

    If a Participant does not make a Deferral Election by the time required in Section 4.02 and the Participant desires to defer an Award that (i) is subject to a substantial risk of forfeiture, (ii) in the absence of a Deferral Election would be paid by the 15th day of the third month following the end of the first taxable year in which payment of the Award is no longer subject to a substantial risk of forfeiture, then the Participant may make a Delayed Deferral in accordance with the Subsequent Deferral Rules of Section 7.02 applied as if the date the Award would be paid, in absence of the Delayed Deferral, were the Initial Payment Date.

    Contents of Participation Agreement.

    Subject to Article VII and as the Administrative Committee in its sole discretion shall establish, each Director or Eligible Employee shall specify in his or her Participation Agreement: (a) the amount and type of Awards that are to be deferred under the Plan for the Plan Year for which the Participation Agreement is effective, expressed as either a dollar amount, a percentage of the applicable Award or a number of shares of Common Stock, (b) that he or she agrees that the period after which payment of the Deferred Amount is to be made or commence shall be, for a Director, the period ending upon the Separation from Service of the Director or, if earlier and the Director so elects in the Participation Agreement, the Director's Initial Payment Date, and, for an Eligible Employee, the period ending upon the Separation from Service of the Eligible Employee, or, if earlier and the Director or Eligible Employee so elects in the Participation Agreement, the date of a Change in Control of the Company and (c) the form in which payments are to be made, which shall be at the election of the Director or Eligible Employee, either a lump sum or annual installments over five or 10 years, except that in the event any payment is made on the date of a Change in Control of the Company, payment shall be made in a lump sum. The Participation Agreement may be in any form, including electronic form, that the Administrative Committee designates and shall include such other provisions as the Administrative Committee deems appropriate. Notwithstanding any other provision of this Plan, no Deferral Election shall be made with an Initial Payment Date which falls prior to (i) six months after the date on which the Award would otherwise have been paid or (ii) the end of the Plan Year in which the Award would otherwise have been paid.

    Modification or Revocation of Deferral Election.

  Except as provided in Sections 7.02 and 7.03, a Participant may only modify or revoke his Participation Agreement prior to the date on which the Participation Agreement is required to have been filed pursuant to Section 4.02. A Participation Agreement shall be effective on the last day the Deferral Election may be made. Any writing signed by a Director or Eligible Employee expressing intention to revoke his or her Participation Agreement and delivered to the Administrative Committee on or before the times required for an effective revocation will constitute a valid revocation of his or her Participation Agreement. All Deferral Elections by the Participant will be automatically revoked if (i) the Participant receives early payment of all or part of the balance of his or her Deferral Account as a result of an Unforeseeable Emergency in accordance with Section 7.03 or (ii) such a revocation is required for the Participant to obtain a hardship distribution under a qualified plan of the Company or an Affiliate pursuant to Code Section 1.401(k)-1(d)(3). Under no circumstances may a Participation Agreement be made, modified or revoked retroactively nor may any Initial Payment Date or Subsequent Payment Date be shortened or reduced other than as set forth in this Plan.

  DEFERRED AMOUNTS

    Crediting of Deferred Amounts.

    The Administrative Committee shall credit the Deferred Amount of a Participant with respect to each Plan Year to the Participant's Deferral Account as and when such Deferred Amount would otherwise have been paid to the Participant, regardless of whether such Deferred Amount previously was earned or the Participant previously became entitled to such Deferred Amount.

    Vesting of Deferral Account.

  A Participant shall be 100 Percent vested in his Deferral Account at all times.

  MAINTENANCE AND INVESTMENT OF DEFERRAL ACCOUNTS

    Maintenance of Deferral Accounts.

    A separate Deferral Account shall be maintained for each Participant. Deferral Subaccounts shall be maintained in a Participant's Deferral Account as necessary to reflect separate Deferral Elections with different Initial Payment Dates, Subsequent Deferral Elections or times or forms of payment. A Participant's Deferral Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan, and it shall not constitute or be treated as a trust fund or segregated account of any kind.

    Investment Benchmarks.

    The investment benchmark for Deferral Accounts will be the Company Common Stock fund. The Company Common Stock fund shall consist of deemed investments in shares of Common Stock of the Company. Deferred Amounts that are deemed to be invested in the Company Common Stock fund shall be converted into Phantom Share Units based upon the Fair Market Value of the Common Stock as of the date(s) the Deferred Amounts are to be credited to the Deferral Account. As set forth in Article V above, Deferred Amounts are credited to a Participant's Deferral Account as of the date such Deferred Amount otherwise would have been paid to the Participant, whether in cash or Common Stock, regardless of whether the Participant previously earned such amount or otherwise became entitled to it. Each Deferral Account shall be credited, as of each Valuation Date, with additional Phantom Share Units of Common Stock with respect to cash dividends paid on the Common Stock with record dates during the period beginning on the date after the most recent Valuation Date and ending on such Valuation Date.

    Notwithstanding any other provision of the Plan or any subsequent changes hereto, any Deferred Amount that is a Deferred Stock Benefit may be invested only in the Company Common Stock fund and distributed in shares of Common Stock. Earnings and losses will be credited to or debited from a Participant's Deferral Account as if such Deferral Account were invested in such Company Common Stock fund. Such earnings and losses shall begin to accrue as of the date the Participant's Deferred Amounts are credited to his Deferral Account.

    When any distribution of all or a portion of any Deferral Account or Deferral Subaccount is to be made in shares of Common Stock of the Company, the balance in such Deferral Account or Deferral Subaccount, as applicable, shall be determined by dividing the Fair Market Value of one share of Common Stock on the most recent Valuation Date preceding the date of such reallocation or distribution into the number of Phantom Share Units to be reallocated or distributed. Upon a distribution, such amounts deemed to be invested in the Company Common Stock fund shall be distributed in the form of shares of Common Stock equal to the same number of shares of Common Stock into which such amounts were deemed to be invested. All other amounts shall be distributed in cash equal to the Fair Market Value of the shares of Common Stock that would have been distributed had the distribution been made in shares of Common Stock. In the event of a stock dividend, split-up or combination of the Common Stock, merger, consolidation, reorganization, recapitalization or other change in the corporate structure or capitalization effecting the Common Stock, such that the Administrative Committee determines that an adjustment is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrative Committee shall make appropriate adjustments to the number of deemed shares of Common Stock and Phantom Share Units credited to any Deferral Account or Deferral Subaccount, as applicable. The determination of the Administrative Committee as to such adjustments, if any, shall be conclusive and binding on the Company, Participants and Beneficiaries.

    All shares of Common Stock to be issued under the Plan shall be delivered from shares of Common Stock available for issuance under Deferred Stock Benefits under (i) the Director Equity Plan with respect to Deferral Accounts of Non-Employee Directors, (ii) the Stock Incentive Plan or the 2006 Equity and Cash Incentive Plan with respect to Deferral Accounts of Directors who do not qualify as Non-Employee Directors and Deferral Accounts of Eligible Employees and (iii) any other equity plan, with respect to which shares of Common Stock are made available for purposes of the Plan.

    Valuation of Deferral Accounts.

    The Administrative Committee shall determine the balance of each Deferral Account as of each Valuation Date by adjusting the balance of such Deferral Account as of the immediately preceding Valuation Date to reflect changes in the value of the deemed investments thereof and credits, debits and distributions with respect to such Deferral Account since such preceding Valuation Date.

    Statement of Account.

  The Administrative Committee shall distribute to each Participant annual or more frequent statements of his Deferral Account, in such form as the Administrative Committee deems desirable, setting forth the balance to the credit of such Participant in his Deferral Account as of the end of the most recent Valuation Date.

  BENEFITS

    Time of Payment of Account.

    Except as provided in Sections 7.02, 7.03 and 7.04, the Company shall pay or begin paying (i) a Director (or in the event of the Director's death, the Director's Beneficiary) the balance of the Director's Deferral Account or Deferral Subaccount, on the earlier of (a) the Director's Separation from Service (except that in the case of a Specified Employee payment shall not be made before the earlier of the date that is six (6) months after the date of Separation from Service or the Director's death as provided in Section 7.04), (b) the Initial Payment Date (if the Director so elected in the applicable Participation Agreement) or (c) the date of a Change in Control of the Company (if the Director so elected in the applicable Participation Agreement) and (ii) an Eligible Employee (or in the event of the Eligible Employee's death, the Eligible Employee's Beneficiary) the balance of the Eligible Employee's Deferral Account or Deferral Subaccount, on the earlier of (x) the Eligible Employee's Separation from Service (except that in the case of a Specified Employee payment shall not be made before the earlier of the date that is six (6) months after the date of Separation from Service or the Eligible Employee's death) or (y) the date of a Change in Control of the Company (if the Eligible Employee so elected in the applicable Participation Agreement).

    Subsequent Deferral Elections.

    With the consent of the Administrative Committee and prior to payment of a Participant's Deferral Account or Deferral Subaccount, a Participant may make a one-time election to (i) extend the time for payment (a "Subsequent Deferral Election") for all or a portion of a Deferral Account or a Deferral Subaccount to a specified future date (the "Subsequent Payment Date") and/or (ii) change the form of such payment. A Participant may make a Subsequent Deferral Election to change the form in which payments are to be made and may choose between a lump sum or annual installments (made over a five or 10 year-period). For a Subsequent Deferral Election to be effective, (i) the Administrative Committee must receive the Subsequent Deferral Election at least 12 months prior to any Initial Payment Date, (ii) the election must not take effect until at least 12 months after the date on which the Administrative Committee receives the Subsequent Deferral Election and (iii) the Subsequent Deferral Election must extend the first payment that would have been made (other than pursuant to death or an Unforeseeable Emergency) for a period of not less than five years from the date such payment otherwise would be made. Except as provided in Section 7.03, if a Participant makes a Subsequent Deferral Election, then the Company shall pay or begin paying the Participant (or in the event of the Participant's death, the Participant's Beneficiary) the balance of the Participant's Deferral Account or Deferral Subaccount, on the earlier of (i) the Participant's death, (ii) the Subsequent Payment Date (which must be more than five years after any Initial Payment Date), (iii) in the event of a Separation from Service, the later of the Separation from Service or five years from the date the payment would have been made in absence of the Subsequent Deferral Election (except as provided in Section 7.04) or (iv) in the event of a Change in Control, the later of the Change in Control or five years from the date the payment would have been made in absence of the Subsequent Deferral Election, provided that the Participant elected to receive payment on a Change in Control in the applicable Participation Agreement (in the case of a Delayed Deferral the payment may be made on the Change in Control without the five-year wait necessary in all other cases).

    Unforeseeable Emergency.

    Notwithstanding the provisions of any Participation Agreement, a Participant may receive early payment of all or part of the balance in his Deferral Account in the event of an Unforeseeable Emergency, in accordance with this Section 7.03. A distribution pursuant to this Section 7.03 may only include amounts necessary to satisfy the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the payment, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by the cessation of any deferrals by the Participant under other nonqualified compensation plans of the Company or any Affiliates. An application for an early payment under this Section 7.03 shall be made to the Administrative Committee in such form and in accordance with such procedures as the Administrative Committee shall determine from time to time. The Administrative Committee in its sole and absolute discretion will determine whether and in what amount a distribution will be permitted pursuant to this Section 7.03, except that any distribution in the event of an Unforeseeable Emergency shall be made in one lump sum.

    Specified Employee.

    If at any time when the Company has any stock publicly traded on an established securities market or otherwise, a Specified Employee would be entitled to a distribution under this Plan upon a Separation from Service, then (i) in the case of a lump sum payment, the payment shall be made in a lump sum on the date which is six months after the date of Separation from Service (or, if earlier, the date of death of the Specified Employee) and (ii) in the case of installment payments, the first installment will be made in a lump sum on the date which is six months after the date of Separation from Service (or, if earlier, the date of death of the Specified Employee) and all other installments shall not be delayed and shall be paid at the times otherwise specified notwithstanding the six (6)-month delay on the first installment.

    Manner of Payment.

    After the end of the Deferral Period for a Deferral Account (or if a Deferral Account consists of various Deferral Subaccounts, after the end of the Deferral Period with respect to a Deferral Subaccount), the Company shall pay or begin paying the Participant (or in the event of the Participant's death, the Participant's Beneficiary) the balance of the Participant's Deferral Account or Deferral Subaccount, as applicable, in the form of payment the Participant elected in the applicable Participation Agreement, except as otherwise set forth herein. If the Participant elected to receive payment of his Deferral Account or Deferral Subaccount, as applicable, in a lump sum, then no later than 30 days after the end of the Deferral Period, the Company shall pay the Participant (or his Beneficiary) the balance in such Deferral Account or Deferral Subaccount, as applicable, determined as of the most recent Valuation Date preceding the payment date. If the Participant elected to receive payment of his Deferral Account or Deferral Subaccount, as applicable, in installments, the Company shall make annual payments from such Deferral Account or Deferral Subaccount, as applicable, each of which shall consist of an amount equal to (a) the balance of such Deferral Account or Deferral Subaccount, as applicable, determined as of the most recent Valuation Date preceding the payment date multiplied by (b) a fraction, the numerator of which is one and the denominator of which is the number of remaining installments (including the installment being paid). The first such installment shall be paid no later than 30 days after the end of the Deferral Period and each subsequent installment shall be paid on or about the annual anniversary of such end of the Deferral Period. If the Plan otherwise requires that the Participant's Deferral Account or Deferral Subaccount, as applicable, be paid in a lump sum, then as of the time specified in the Plan, the Company shall pay the Participant (or his Beneficiary) the balance in such Deferral Account or Deferral Subaccount, as applicable, determined as of the most recent Valuation Date preceding the payment date.

    Form of Payment.

    The Company shall pay the Participant's Deferral Account or Deferral Subaccount, as applicable, only in shares of Common Stock; provided, however, for Awards other than Stock Awards and Performance Stock Awards that are Deferred Stock Benefits, if in connection with such payment an insufficient number of shares of Common Stock are reserved for issuance under the relevant plan specified in Section 6.02, then to the extent shares are not available for payment, any remainder shall be paid in cash based on the Fair Market Value of the shares of Common Stock that would have been paid if sufficient shares were available. If at any time there are not sufficient shares of Common Stock reserved under the Director Equity Plan, the Stock Incentive Plan, the 2006 Equity and Cash Incentive Plan or another plan for the applicable Deferred Stock Benefits, the payments of shares of Common Stock to be made under the Plan at such time shall be proportionately adjusted only for Awards other than Stock Awards or Performance Stock Awards that are Deferred Stock Benefits.

    Securities Laws.

    Notwithstanding any other provision of this Plan, the Administrative Committee may adopt such procedures as it determines to be necessary to ensure that with respect to any Participant who is actually or potentially subject to Section 16(b) of the Exchange Act, the crediting of Phantom Share Units to his or her Deferral Account or Deferral Subaccount, as applicable, is not deemed to be a non-exempt purchase, or the distribution of Phantom Stock Units and ultimately shares of Common Stock is not deemed to be a non-exempt sale, for purposes of such Section 16(b).

    Withholding of Taxes.

  Notwithstanding any other provision of this Plan, the Company shall withhold from payments made hereunder or obtain from the Participant any amounts applicable law requires to be withheld. Additionally, to the extent that the Company is required to withhold any income taxes, employment taxes (such as without limitation Social Security and Medicare taxes) or other amounts from any Deferred Amount pursuant to any state, federal or local law, such amounts may be taken out of other compensation or amounts eligible to be paid to the Participant that are not deferred under the Plan and the Participant shall be required to pay to the Administrative Committee in cash any other amounts that may be owed. Notwithstanding the foregoing, the Administrative Committee in its discretion and provided applicable law permits may allow a Participant to pay all or part of any applicable withholding taxes (i) by surrendering shares of Common Stock that the Participant has owned for at least six months (but only for the minimum required withholding), (ii) by means of a cashless exercise through a broker, (iii) by any other medium of payment as the Administrative Committee in its discretion shall authorize, or (iv) by any combination of the aforementioned methods of payment. If Common Stock is used to pay all or part of such withholding, the sum of cash and cash equivalents and other payments and the Fair Market Value of the Common Stock surrendered must not be less than the applicable withholding amounts.

  BENEFICIARY DESIGNATION

    Beneficiary Designation.

    Each Participant shall have the right, at any time, to designate any person, persons or entity as his Beneficiary or Beneficiaries. A Beneficiary designation shall be made, and may be amended, by the Participant by filing a written designation with the Administrative Committee on such form and in accordance with such procedures as the Administrative Committee shall establish from time to time.

    No Beneficiary Designation.

  If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's Beneficiary shall be deemed to be the first of the following who survives the Participant: the Participant's spouse (the person legally married to the Participant when the Participant dies), then the Participant's children (including adopted children) in equal shares and then the Participant's estate; provided, however, that if any amounts would be paid to a child of the Participant that is under the age of 18, then such amounts shall be paid into a trust for the benefit of such child.

  AMENDMENT AND TERMINATION OF PLAN

    Amendment.

    The Board may at any time amend this Plan in whole or in part, provided, however, that no amendment shall be effective to decrease the balance in any Deferral Account as accrued at the time of such amendment nor shall any amendment otherwise have a retroactive effect unless such amendment is necessary for the Plan to be in compliance with Section 409A of the Code so as to assure the continued deferred taxation of amounts under the Plan until payment thereof.

    Company's Right to Terminate.

  The Board may at any time terminate the Plan with respect to future Participation Agreements. The Board also may terminate the Plan: (i) within 12 months of a corporate dissolution of the Company taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A), provided that the amounts deferred under the Plan are paid to the Participants at the later of the calendar year in which the Plan termination occurs, the first calendar year in which the payment is administratively practicable or the calendar year in which the amount is no longer subject to a substantial risk of forfeiture, (ii) within the 30 days preceding or the 12 months following a Change in Control, provided that all substantially similar arrangements sponsored by the Company and its Affiliates are terminated, so that the Participant and all participants under substantially similar arrangements are paid within 12 months of the date of termination of the arrangements and (iii) at any time so long as: (a) the Board terminates all other arrangements of the Company and its Affiliates that are treated as account balance plans as defined in Treasury Regulation Section 31.3121(v)(2)-1(c)(1)(ii)(A) (other than certain separation pay arrangements), (b) no payments other than payments that would be payable under the terms of the arrangements if the termination had not occurred are made within 12 months of the termination of the arrangements, (c) all payments are made within 24 months of the termination of the arrangements, (d) neither the Company nor its Affiliates adopt a new arrangement that would be treated as account balance plan as defined in Treasury Regulation Section 31.3121(v)(2)-1(c)(1)(ii)(A) (other than certain separation pay arrangements) and (e) the Company and its Affiliates satisfy such other events and conditions as the Commissioner of the Internal Revenue Service may prescribe. This Section is intended to satisfy the Plan termination rules of Treasury Regulation Section 1.409A-3(h)(2)(viii) and shall be interpreted accordingly.

  MISCELLANEOUS

    Unfunded Plan.

    This Plan is maintained primarily for the purpose of providing deferred compensation for Directors and Eligible Employees. It is the intention of the parties that the Plan be unfunded. Participants have the status of general unsecured creditors of the Company and the Plan constitutes a mere promise by the Company to make benefit payments in the future. All payments pursuant to the Plan shall be made from the general funds of the Company, and no special or separate fund shall be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Plan. Notwithstanding the foregoing, the Company may (but shall not be obligated to) create one or more grantor trusts, the assets of which shall be subject to the claims of the Company's creditors, to assist it in accumulating funds to pay its obligations under the Plan; provided, however, that at no time shall the assets of such trust be located outside of the United States.

    Nonassignability.

    Except as specifically set forth in the Plan with respect to the designation of Beneficiaries, a Participant's rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or his Beneficiary.

    Compliance with Code Section 409A.

    This Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be construed and interpreted in accordance therewith. The Company may at any time amend, suspend or terminate this Plan, or any payments to be made hereunder, as necessary to be in compliance with Code Section 409A. Notwithstanding the preceding, the Company shall not be liable to any Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that any payments under this Plan are subject to taxes, penalties or interest as a result of failing to comply with Code Section 409A.

    Validity and Severability.

    The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect, and any invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    Governing Law.

    The validity, interpretation, construction and performance of this Plan shall in all respects be governed by the laws of the State of Delaware, without reference to principles of conflict of law, except to the extent preempted by federal law.

    Continued Service.

    This Plan does not impose on the Participant or the Company or any Affiliate any obligation for the Participant to remain a Director or Eligible Employee of the Company or any Affiliate or change the status of the Participant's service on the Board or employment status or the policies of the Company or any Affiliate regarding service on the Board or employment.

    Underlying Incentive Plans and Programs.

    Nothing in this Plan shall prevent the Company from modifying, amending or terminating the incentive plans and programs in which the Participant is involved pursuant to which Awards are earned and deferred under this Plan.

    Notices.

    Notices and elections under this Plan must be in writing or electronic form. A notice or election is deemed delivered if it is delivered personally or it is mailed by registered or certified mail. Notices to a Participant shall be delivered to the Participant at his last known address. Notices and elections to the Company shall be delivered to the Company at EarthLink, Inc., 1375 Peachtree Street, N.W., Level A, Atlanta, Georgia 30309, Attention: General Counsel.

    Waiver.

    The waiver of a breach of any provision in this Plan does not operate as and may not be construed as a waiver of any later breach.

    Binding Nature.

The Plan shall be binding upon the Company and its successors and assigns and upon a Participant, his Beneficiary and either of their assigns, heirs or executors.

APPENDIX A

Basic Information

Name of Plan: EarthLink, Inc. Deferred Compensation Plan for Directors and Certain Key Employees

Plan Sponsor: EarthLink, Inc.

1375 Peachtree Street

Atlanta, Georgia 30309

404-815-0770

Plan Sponsor

Identification

Number: 58-2511877

Internal

Revenue Service

Plan Number: 002

Type of Plan: Deferred compensation plan.

Type of

Administration: The Plan Sponsor also serves as the Plan Administrator that administers the deferred compensation plan.

Administrator: EarthLink, Inc.

1375 Peachtree Street

Atlanta, Georgia 30309

404-815-0770

Plan Year: Calendar Year

Funding: The deferred compensation plan is unfunded and all payments under the plan shall be made from the general assets of the Company.

Agent for

Service of

Legal Process: EarthLink, Inc.

1375 Peachtree Street

Atlanta, Georgia 30309

404-815-0770

In addition, service of legal process may be made upon the Plan Administrator.